UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016 (July 21, 2016)

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

In connection with our recent financings we were required to file a Registration Statement registering certain securities on or prior to September 15, 2016. On July 21, 2016 the Registration Statement (File No. 333-212437) was declared effective by the SEC.

This Registration Statement registered a total of 1,599,643 shares of Common Stock as follows: (a) 120,000 shares underlying warrants issued in October 2014 exercisable at $25.20 per share; (b) 60,000 shares underlying warrants issued in October 2014 exercisable at $0.20 per share; (c) 750,000 shares underlying warrants issued in June 2016 exercisable at $3.80 per share; (d) 223,214 shares underlying warrants issued in July 2016 exercisable at $3.00 per share; and (e) 446,429 shares underlying the shares of Series B Convertible Preferred Stock issued in July 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: July 22, 2016	By:	/s/ Philip Urso
Philip Urso
Interim Chief Executive Officer